Exhibit 99.1

Media Contact:
Shannon Pleasant
Intersil Corporation
(512) 382-8444
spleasant@intersil.com

Intersil Corporation Reports Strong Third Quarter Results

Milpitas, CA, Oct. 30, 2013 – Intersil Corporation (NASDAQ:ISIL), a leading provider of innovative power management and precision analog solutions, today announced financial results for the third quarter ended October 4, 2013.

Quarterly Highlights

•	Revenue of $152.6 increased 5% sequentially, and 1% year over year.
•	Non-GAAP gross margin improved 30 bps sequentially and 140 bps year over year.
•	Non-GAAP operating margin improved to 20%.
•	$0.06 per share GAAP loss was driven primarily by one-time events, while non-GAAP EPS increased by 43% sequentially and 100% year over year to $0.20.

Revenue for the third quarter was $152.6 million, a slight increase compared to the same period last year. Intersil’s industrial and infrastructure revenue grew sequentially, which was better than expected due to healthy demand in automotive and aerospace. Consumer revenue increased 25% sequentially reflecting seasonal strength particularly for products sold into handsets, tablets and gaming consoles. Computing revenue remained stable, also reflecting seasonal strength. The breakdown by end market was as follows:

	Q3 2013		Q2 2013		Q3 2012
End Market:	Revenue	% of Revenue	Revenue	% of Revenue	Revenue	% of Revenue
Industrial & infrastructure	$ 87.8	58%	$ 87.0	60%	$ 85.6	57%
Personal computing	28.2	18%	28.6	20%	33.3	22%
Consumer	36.6	24%	29.2	20%	32.5	21%
Revenue	$ 152.6		$ 144.8		$ 151.4

Exhibit 99.1

Financial Results

On a GAAP basis, gross margin of 55.4% improved from 54.1% in the same period last year. GAAP operating expenses were $79.5 million resulting in income from operations of $5.1 million or 3.3% of revenue for the quarter. An unusually high tax provision resulted in a GAAP net loss for the quarter of $0.06 per diluted share.

Non-GAAP gross margin rose to 55.7% from 54.3% in the same period last year. Non-GAAP operating expenses decreased to $54.4 million, or 35.7% of revenue. This resulted in a non-GAAP operating margin of 20%, a meaningful improvement both on a sequential and year over year basis. Non-GAAP net income nearly doubled compared to the same period last year to $25.8 million or $0.20 per diluted share. For a complete reconciliation of GAAP and non-GAAP results, please see the Non-GAAP Results table included at the end of this release.

Cash flow from operations was $19.6 million and contributed to an increase in cash and short-term investments to $166.8 million at the end of the quarter. Intersil’s board of directors authorized payment of a quarterly dividend of $0.12 per share of common stock. The payment of this dividend will be made on November 29, 2013 to shareholders of record as of the close of business on November 19, 2013.

“The third quarter results demonstrate our ability to run the business at an attractive profitability level while augmenting the design horsepower we need to rebuild for the future,” said Necip Sayiner, president and CEO of Intersil. “I’m pleased with the early progress we’ve made and the focus and drive of the Intersil team as we work together to execute the strategy we’ve outlined.”

Fourth Quarter 2013 Outlook

The following forward looking guidance is for the fourth quarter ending January 3, 2014 based on current business trends and conditions:

	GAAP	Reconciling items	Non-GAAP
Revenue	$142 - $148 million		$142 - $148 million
Gross margin	Flat to up 50 bps		Flat to up 50 bps
Operating expenses	$64 - $68 million	$4 - $5 million equity-based compensation	$54 - $55 million

$5- $6 million amortization of purchased intangibles

$1 - $2 million of restructuring
Earnings per share	Break even to $0.01		$0.16 to $0.18

Earnings Call Webcast

Intersil will be hosting a webcast to discuss the quarterly results and outlook on October 30th at 1:45 p.m. Pacific Time. To access the conference call, please visit the company’s investor relations website at ir.intersil.com.  Participants can also dial (866) 713-8563 or +1 (617) 597-5311 and enter the pass

Exhibit 99.1

code 62748871. A replay of the webcast will be available for two weeks following the conference call on the company website, or may be accessed by dialing (888) 286-8010, international dial +1 (617) 801-6888, using the pass code 97857819.

About Intersil

Intersil Corporation is a leading provider of innovative power management and precision analog solutions. The Company's products address some of the largest markets within the industrial and infrastructure, personal computing and high-end consumer markets. For more information about Intersil or to find out how to become a member of our winning team, visit our website at www.intersil.com.

FORWARD-LOOKING STATEMENTS

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil’s management's current expectations, estimates, beliefs, assumptions and projections about Intersil's business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Intersil filings with the U.S. Securities and Exchange Commission (which you may obtain for free at the SEC's web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

Non-GAAP Reporting

To supplement its consolidated financial results presented in accordance with GAAP, Intersil uses non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in detail below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company’s operations that, when viewed in conjunction with Intersil’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company’s business and operations. It should also be noted that Intersil’s non-GAAP information may be different from the non-GAAP information provided by other companies. Non-GAAP financial measures used by Intersil include:

•	Gross profit;
•	Operating expenses;
•	Provision (benefit) for income taxes;

Exhibit 99.1

•	Operating income (loss);
•	Net income (loss);
•	Diluted net income (loss) per share; and
•	Weighted average shares outstanding – diluted.

The Company presents non-GAAP financial measures because the investor community uses non-GAAP results in its analysis and comparison of historical results and projections of the Company's future operating results. These non-GAAP results exclude acquisition related expense, restructuring and related costs, equity-based compensation expense, and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business. These non-GAAP results are also consistent with the way management internally analyzes Intersil’s financial results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Non-GAAP Results” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition related.  Acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Intersil’s performance after completion of acquisitions, because they are not related to the Company’s core operating performance. Adjustments of these items provide investors with a basis to compare Intersil’s performance to other companies without the variability caused by purchase accounting. Acquisition-related expenses primarily include:

•	Amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements.

Restructuring and related costs.  Restructuring charges primarily relate to changes in Intersil’s infrastructure in efforts to reduce costs and rebalance its workforce.  Restructuring charges (gains) are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Intersil has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges (gains) from Intersil’s non-GAAP financial measures as it enhances the ability of investors to compare the Company’s period-over-period operating results from continuing operations.  Restructuring-related charges (gains) primarily include:

•	Severance and retention costs directly related to a restructuring action.
•	Facility closure costs consist of ongoing costs associated with the exit of our leased and owned facilities.
•	Other write-offs such as intangibles related to a restructuring action.

Other adjustments.  These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and on-going future operating performance of Intersil.

Exhibit 99.1

Excluding this data allows investors to better compare Intersil’s period-over-period performance without such expense, which Intersil believes may be useful to the investor community.  Other adjustments primarily include:

•	Equity-based compensation expense.
•	Legal or governmental judgements, awards, fines or penalties
•	Income from IP agreement
•	Writeoffs(recoveries) related to Auction Rate Securities.
•	Tax effects of non-GAAP adjustments.
•

Diluted weighted average shares non-GAAP adjustment, for purposes of calculating non-GAAP diluted earnings per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of equity-based compensation expense attributable to future services not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Statements of Operations
Unaudited
(In thousands, except percentages and per share amounts)

	Quarter Ended
	Oct. 4,	Jul. 5,	Sep. 28
	2013	2013	2012
	Q3 2013	Q2 2013	Q3 2012

Revenue	$ 152,644	$ 144,834	$ 151,406
Cost of revenue	68,008	64,941	69,502
Gross margin	84,636	79,893	81,904
Gross margin %	55.4%	55.2%	54.1%
Expenses:
Research and development	31,311	34,400	38,733
Selling, general and administrative	27,083	28,950	30,191
Amortization of purchased intangibles	6,080	6,442	7,105
Provision for export compliance settlement	6,000	-	-
Income from IP agreement	-	-	(13,412)
Restructuring and related costs	9,067	2,793	44
Total expenses	79,541	72,585	62,661
Operating income	5,095	7,308	19,243
Gain on investments	893	498	654
Interest expense and fees, net	(429)	(436)	(1,900)
Income before income taxes	5,559	7,370	17,997
Income tax expense	13,737	6,368	16,014
Net (loss) income	$ (8,178)	$ 1,002	$ 1,983

(Loss) earnings per share:
Basic	$ (0.06)	$ 0.01	$ 0.02
Diluted	$ (0.06)	$ 0.01	$ 0.02

Weighted average shares outstanding:
Basic	127,339	127,223	127,540
Diluted	127,339	127,230	127,562

Exhibit 99.1

Intersil Corporation
Non-GAAP Results
Unaudited
(In thousands, except percentages)

	Quarter Ended
	Oct. 4,	Jul. 5,	Sep. 28
	2013	2013	2012
	Q3 2013	Q2 2013	Q3 2012

Non-GAAP gross margin:
GAAP gross margin	$ 84,636	$ 79,893	$ 81,904
Equity-based compensation COS	324	393	360
Non-GAAP gross margin	$ 84,960	$ 80,286	$ 82,264

Non-GAAP gross margin:
GAAP gross margin	55.4%	55.2%	54.1%
Equity-based compensation COS	0.3%	0.2%	0.2%
Non-GAAP gross margin	55.7%	55.4%	54.3%

Non-GAAP operating expenses:
GAAP operating expenses	$ 79,541	$ 72,585	$ 62,661
Restructuring and related costs	(9,067)	(2,793)	(44)
Provision for export compliance settlement	(6,000)	-	-
Income from IP agreement	-	-	13,412
Equity-based compensation (excl. COS)	(3,963)	(5,193)	(4,940)
Amortization of purchased intangibles	(6,080)	(6,442)	(7,105)
Non-GAAP operating expenses	$ 54,431	$ 58,157	$ 63,984

Non-GAAP operating income:
GAAP operating income	$ 5,095	$ 7,308	$ 19,243
Restructuring and related costs	9,067	2,793	44
Provision for export compliance settlement	6,000	-	-
Income from IP agreement	-	-	(13,412)
Equity-based compensation	4,287	5,586	5,300
Amortization of purchased intangibles	6,080	6,442	7,105
Non-GAAP operating income	$ 30,529	$ 22,129	$ 18,280

Non-GAAP operating margin:
GAAP operating margin	3.3%	5.0%	12.7%
Excluded items as a percent of revenue	16.7%	10.3%	(0.6)%
Non-GAAP operating margin	20.0%	15.3%	12.1%

Exhibit 99.1

Intersil Corporation
Non-GAAP Results
Unaudited
(In thousands, except per share amounts)

	Quarter Ended
	Oct. 4,	Jul. 5,	Sep. 28
	2013	2013	2012
	Q3 2013	Q2 2013	Q3 2012

Non-GAAP net income:
GAAP net (loss) income	$ (8,178)	$ 1,002	$ 1,983
Tax adjustments from non-cash and discrete items	8,816	3,169	12,200
Restructuring and related costs	9,067	2,793	44
Provision for export compliance settlement	6,000	-	-
Income from IP agreement	-	-	(13,412)
Gain on recovery from auction rate securities	(241)	(625)	-
Equity-based compensation	4,287	5,586	5,300
Amortization of purchased intangibles	6,080	6,442	7,105
Non-GAAP net income	$ 25,831	$ 18,367	$ 13,220

GAAP weighted average shares - diluted	127,339	127,230	127,562
Non-GAAP adjustment	3,267	3,208	2,631
Non-GAAP diluted shares outstanding	130,606	130,438	130,193

Non-GAAP earnings per diluted share:
GAAP (loss) earnings per diluted share	$ (0.06)	$ 0.01	$ 0.02
Excluded items per share impact	0.26	0.13	0.08
Non-GAAP earnings per diluted share	$ 0.20	$ 0.14	$ 0.10

Equity-based compensation expense by classification:
Cost of revenue ("COS")	$ 324	$ 393	$ 360
Research and development	1,691	2,136	2,314
Selling, general and administrative	2,272	3,057	2,626

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Balance Sheets
Unaudited
(In thousands)

	Oct. 4,	Jul. 5,	Dec. 28,
	2013	2013	2012
Assets
Current assets:
Cash and short-term investments	$ 166,800	$ 161,666	$ 163,561
Trade receivables, net	57,641	49,358	54,684
Inventories	66,362	74,365	74,868
Prepaid expenses and other current assets	10,983	11,963	14,504
Income taxes receivable	4,243	1,420	-
Deferred income tax assets	18,832	30,893	20,006
Total current assets	324,861	329,665	327,623
Non-current assets:
Property, plant and equipment, net	83,538	85,619	85,374
Purchased intangibles, net	62,203	68,283	82,998
Goodwill	565,424	565,424	565,424
Deferred income tax assets	74,700	74,666	85,526
Other non-current assets	75,910	76,802	80,841
Total non-current assets	861,775	870,794	900,163
Total assets	$ 1,186,636	$ 1,200,459	$ 1,227,786

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$ 26,075	$ 26,353	$ 22,220
Deferred income	10,226	9,720	9,572
Income taxes payable	5,750	13,196	1,293
Other accrued expenses	78,256	69,615	67,227
Total current liabilities	120,307	118,884	100,312
Non-current liabilities:
Income taxes payable	88,450	86,168	111,724
Other non-current liabilities	15,488	17,373	21,142
Total non-current liabilities	103,938	103,541	132,866
Total shareholders' equity	962,391	978,034	994,608
Total liabilities and shareholders' equity	$ 1,186,636	$ 1,200,459	$ 1,227,786

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
(In thousands)

	Quarter Ended
	Oct. 4	Jul. 5,	Sep. 28
	2013	2013	2012
	Q3 2013	Q2 2013	Q3 2012
Operating activities:
Net (loss) income	$ (8,178)	$ 1,002	$ 1,983
Depreciation	4,380	4,708	4,831
Amortization of purchased intangibles	6,080	6,442	7,105
Equity-based compensation	4,287	5,586	5,300
Non-cash portion of restructuring charges	1,012	1,777	-
Other	(220)	(567)	129
Deferred income taxes	12,028	1,085	(1,497)
Net changes in operating assets and liabilities	185	4,687	4,774
Net cash flows from operating activities	19,574	24,720	22,625

Investing activities:
Proceeds from investments	2,991	2,625	-
Net capital expenditures	(3,461)	(7,030)	(869)
Net cash flows from investing activities	(470)	(4,405)	(869)

Financing activities:
Proceeds from and tax payments on equity-based awards	3,260	(1,884)	3,019
Fees on credit facilities	-	-	(431)
Repurchase of common stock	-	-	(6,398)
Dividends paid	(15,339)	(15,932)	(15,398)
Net cash flows from financing activities	(12,079)	(17,816)	(19,208)

Effect of exchange rates on cash and cash equivalents	859	(71)	509

Net change in cash and cash equivalents	7,884	2,428	3,057

Cash and cash equivalents as of the beginning of the period	158,916	156,488	314,053

Cash and cash equivalents as of the end of the period	$ 166,800	$ 158,916	$ 317,110